                                                                   Exhibit 99(b)

                                      CASH
                                  ELECTION FORM

Century Bancshares, Inc.
11455 Viking Drive
Eden Prairie, Minnesota 55344
Attention: Sheldon Z. Wert

     In connection with the merger of Century Bancshares, Inc. with and into Marshall & Ilsley Corporation, and pursuant to the Agreement and Plan of Merger dated as of December 3, 2001, by and between Marshall & Ilsley and Century Bancshares (the "Merger Agreement"), the undersigned hereby makes the cash election set forth below with respect to the undersigned's shares of Century Bancshares common stock (not shares subject to stock options) subject to the allocation procedures described in the Proxy Statement/Prospectus dated January 23, 2002 ("Proxy Statement/Prospectus") applicable to oversubscriptions for elections to receive cash. See "The Merger - Merger Consideration" in the Proxy Statement/Prospectus. If you make a valid cash election for any of your shares of Century Bancshares, the actual cash amount that you will receive for each of your shares (the "Cash Consideration") will be determined based on the average of the average high and low sale price for Marshall & Ilsley common stock on the NYSE during the ten (10) consecutive trading-day period ending on and including the second (2) trading day immediately prior to the Effective Time, as defined below. If you do not complete this cash election form, you will receive the Stock Consideration as described in the Proxy Statement/Prospectus and cash in lieu of fractional shares of Marshall & Ilsley stock.

     The undersigned understands that the cash election is subject to certain terms, conditions and limitations set forth in the Merger Agreement (including, but not limited to, the fact that the aggregate amount of cash to be issued in the Merger is limited to approximately $22.82 million), the Instructions below and the Proxy Statement/Prospectus. The Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. Extra copies of this Cash Election Form and the Proxy Statement/Prospectus may be requested from Century Bancshares at the address shown above.

     The undersigned hereby represents and warrants that the undersigned is, as of the date hereof, and will be as of the effective time of the Merger (the "Effective Time"), the registered holder of the shares of Century Bancshares common stock described below, with good title to such shares and with full power and authority to sell, assign and transfer such shares free and clear of all liens, claims and encumbrances, and not subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares.

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    DESCRIPTION OF SHARES OF CENTURY BANCSHARES, INC. COMMON STOCK AND CASH
                                    ELECTION
                    (Attach additional sheets if necessary).


-----------------------------------------------------------------------------------------------------------------------

                            DESCRIPTION OF SHARES OF CENTURY BANCSHARES, INC. COMMON STOCK
-----------------------------------------------------------------------------------------------------------------------

             Name and Address of Registered Holder(s)                                              Number of Shares
    (Please fill in, if blank, exactly as name(s) appear(s) on              Certificate             Represented by
                         Certificate(s))                                     Number(s)                Certificate
------------------------------------------------------------------- ---------------------------- ----------------------
                                                                      -----------------------    --------------------

                                                                      -----------------------    --------------------

                                                                      -----------------------    --------------------

                                                                                                 --------------------
                                                                                                    Total Number of
                                                                                                        Shares

------------------------------------------------------------------- ---------------------------- ----------------------

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                                  CASH ELECTION

     You may make a Cash Election as to some or all of the shares of Century Bancshares common stock that you hold. Indicate in the space provided below the number of shares of Century Bancshares common stock represented by the Certificate(s) listed above for which a Cash Election is being made. The number entered in the space below must be a whole number and cannot exceed the total number of shares in the table above. If you fail to make an effective cash election, you will receive the Stock Consideration at the Effective Time and cash in lieu of fractional shares of Marshall & Ilsley common stock.

--------------------------------------------------------------------------------

     The number stated in the space below should be less than or equal to the total number of shares in the table above.

            NUMBER OF SHARES OF                        CERTIFICATE NUMBER(S)
         CENTURY BANCSHARES, INC.                      OF SHARES AS TO WHICH
            AS TO WHICH A CASH                         CASH ELECTION IS MADE
             ELECTION IS MADE
   (NOT SHARES SUBJECT TO STOCK OPTIONS)

              --------------                              ----------------

              --------------                              ----------------

              --------------                              ----------------



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     PLEASE READ THE INSTRUCTIONS IN THIS ELECTION FORM CAREFULLY BEFORE
COMPLETING THEM.

     THE CASH ELECTION DEADLINE IS 5:00 P.M., MINNEAPOLIS, MINNESOTA TIME, ON FEBRUARY 25, 2002. A COMPLETED CASH ELECTION FORM MUST BE RECEIVED BY CENTURY BANCSHARES BY SUCH DATE IN ORDER FOR ANY CASH ELECTION TO BE VALID. ANY CASH ELECTION FORM RECEIVED BY CENTURY BANCSHARES AFTER THE ELECTION DEADLINE SHALL NOT BE EFFECTIVE.

     The tax consequences to a shareholder of Century Bancshares common stock will vary depending upon, among other things, whether you receive the Stock Consideration or the Cash Consideration. You are urged to consult with your tax advisor.

     In order to properly make a Cash Election this Election form must be (i) completed and signed in the space provided below and (ii) received by Century Bancshares at the address set forth above prior to the Election Deadline of 5:00 p.m., Minneapolis time, on February 25, 2002.

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Date: ___________________________

                                PLEASE SIGN HERE

Signature:______________________________________________________________________

Signature:______________________________________________________________________

Signature(s) of registered holder(s) must be EXACTLY as name(s) appear(s) on the box headed "Description of Shares of Century Bancshares Common Stock."

If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated. (See Instruction 5 hereto).

Dated:__________________

Name(s): _______________________________________________________________________
                                 (Please Print)

Capacity:_______________________________________________________________________

Daytime Area Code and
 Telephone Number:______________________________________________________________



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                                  INSTRUCTIONS

     This Cash Election Form is to be completed and submitted to Century Bancshares prior to the Election Deadline by those holders of shares of Century Bancshares common stock desiring to make a Cash Election. Please DO NOT return your Century Bancshares stock certificates with this form.

     A SHAREHOLDER OF CENTURY BANCSHARES COMMON STOCK MUST INSERT A NUMBER OF SHARES UNDER THE APPROPRIATE COLUMN TO MAKE AN EFFECTIVE CASH ELECTION.

     Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement/Prospectus. The Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. Extra copies of the Proxy Statement/Prospectus may be requested from Century Bancshares at the telephone number set out in Instruction 7. The filing of this Election Form with Century Bancshares is acknowledgment of the receipt of the Proxy Statement/Prospectus. Capitalized terms not defined in these instructions shall have the meaning given in the Proxy Statement/Prospectus.

     1. Election Deadline. For any Cash Election contained herein to be considered, a properly completed Cash Election Form must be received by Century Bancshares at 11455 Viking Drive, Eden Prairie, Minnesota, 55344, no later than 5:00 p.m., Minneapolis, Minnesota time, on February 25, 2002. The Exchange Agent will have reasonable discretion to determine whether any Cash Election Form is received on a timely basis and whether a Cash Election Form has been properly completed. Any such determinations shall be conclusive and binding.

    THE CASH ELECTION DEADLINE IS 5:00 P.M., MINNEAPOLIS, MINNESOTA TIME, ON
                               FEBRUARY 25, 2002.

     2. Revocation or Change of Election Form. Any Cash Election Form may be revoked or changed by written notice to Century Bancshares from the person submitting such Cash Election Form, but to be effective such notice must be received by Century Bancshares at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

     3. Election Procedures/Allocation. As set forth in the Proxy Statement/Prospectus and described above, no more than approximately $22.82 million of cash will be issued in the Merger. Accordingly, there can be no assurance that each Century Bancshares shareholder will receive the Cash Consideration which such holder elects if the elections result in an oversubscription of the Cash Consideration. Thus, an election made by you may not be honored under certain circumstances. See "The Merger -- Merger Consideration" in the Proxy Statement/Prospectus.

     4. Inadequate Space. If the space provided herein is inadequate, the Century Bancshares Certificate(s) numbers and the number of shares of Century Bancshares common stock represented thereby should be listed on additional sheets and attached hereto.

     5.   Signatures on Election Form.

     (a) All signatures must correspond exactly with the name written on the face of the Century Bancshares Certificate(s) without alteration, variation or any change whatsoever.

     (b) If the Century Bancshares Certificate(s) surrendered is (are) held of record by two or more joint owners, all such owners must sign this Cash Election Form.

     (c) If your shares of Century Bancshares common stock are registered in different names on several Century Bancshares Certificates, it will be necessary to complete, sign and submit as many separate Cash Election Forms as there are different registrations of Century Bancshares Certificates.

     (d) If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Century Bancshares Certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

     6. Miscellaneous. Neither Century Bancshares, Marshall & Ilsley nor the Exchange Agent are under any duty to give notification of defects in any Cash Election Form. Marshall & Ilsley, Century Bancshares and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Marshall & Ilsley, Century Bancshares and the Exchange Agent has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form.

     7. Information and Additional Copies. Information and additional copies of this Cash Election Form may be obtained by telephoning Mr. Sheldon Z. Wert at Century Bancshares, at (952) 943-2300.